Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2011 relating to the December 31, 2010 and 2009 financial statements of CUI Global, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
October 31, 2011